SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement          [ ] Confidential, for Use of
[x] Definitive Proxy Statement                 the Commission Only (as
[ ] Definitive Additional Materials            permitted by
[ ] Soliciting Material Pursuant to            Rule 14a-6(e)(2))
            Section 240.14a-11(c)
            or Section 240.14a-12

                         Barrett Business Services, Inc.
--------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
    2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
    4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
    5)  Total fee paid:

--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

--------------------------------------------------------------------------------
    2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
    3)  Filing Party:

--------------------------------------------------------------------------------
    4)  Date Filed:

--------------------------------------------------------------------------------

                         BARRETT BUSINESS SERVICES, INC.

                                                                   April 9, 1999


Dear Stockholder:

         You are cordially invited to attend the annual meeting of stockholders of Barrett Business Services, Inc., to be held at 2:00 p.m. on Wednesday, May 12, 1999, at the Multnomah Athletic Club, 1849 S.W. Salmon Street, Portland, Oregon.

         Matters to be presented for action at the meeting include the election of directors and ratification of the selection of independent accountants.

         We look forward to conversing with those of you who are able to attend the meeting in person. Whether or not you can attend, it is important that you sign, date and return your proxy as soon as possible. If you do attend the meeting and wish to vote in person, you may withdraw your proxy and vote personally.

                                                     Sincerely,



                                                     William W. Sherertz
                                                     President and Chief
                                                     Executive Officer

                         BARRETT BUSINESS SERVICES, INC.

                          -----------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 12, 1999

                          -----------------------------

         You are invited to attend the annual meeting of stockholders of Barrett Business Services, Inc., to be held at the Multnomah Athletic Club, 1849 S.W. Salmon Street, Portland, Oregon, on Wednesday, May 12, 1999, at 2:00 p.m., Pacific Time.

         Only stockholders of record at the close of business on March 31, 1999, will be entitled to vote at the meeting.

             The meeting is being held to consider and act upon the following matters:

             1. Election of directors.

             2. Approval of the appointment of PricewaterhouseCoopers LLP as independent accountants for the current fiscal year ending December 31, 1999.

             3. Such other business as may properly come before the meeting or any adjournments thereof.

         Please sign and date the accompanying proxy, and return it promptly in the enclosed postage-paid envelope to avoid the expense of further solicitation. If you attend the meeting, you may withdraw your proxy and vote your shares in person.

                                        By Order of the Board of Directors


                                        Michael D. Mulholland
                                        Secretary

Portland, Oregon
April 9, 1999

                         BARRETT BUSINESS SERVICES, INC.
                            4724 S.W. MACADAM AVENUE
                             PORTLAND, OREGON 97201
                                 (503) 220-0988

                                  ------------

                                 PROXY STATEMENT
                       1999 ANNUAL MEETING OF STOCKHOLDERS

                                  ------------

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Barrett Business Services, Inc. (the "Company"), to be voted at the annual meeting of stockholders to be held on May 12, 1999, and any adjournments thereof. The proxy statement and accompanying form of proxy were first mailed to stockholders on approximately April 9, 1999.

                 VOTING, REVOCATION AND SOLICITATION OF PROXIES

         When a proxy in the accompanying form is properly executed and returned, the shares represented will be voted at the meeting in accordance with the instructions specified in the spaces provided in the proxy. If no instructions are specified, the shares will be voted FOR Items 1 and 2 in the accompanying Notice of Annual Meeting of Stockholders.

         Stockholders may expressly abstain from voting on Item 2 by so indicating on the proxy. Abstentions will have no effect on the required vote on
Item 2. Shares represented by duly executed and returned proxies of brokers or other nominees which are expressly not voted on Item 2 will have no effect on the required vote.

         Any proxy given pursuant to this solicitation may be revoked by the person giving the proxy at any time prior to its exercise by written notice to the Secretary of the Company of such revocation, by a later-dated proxy received by the Company, or by attending the meeting and voting in person. The mailing address of the Company's principal executive offices is 4724 S.W. Macadam Avenue, Portland, Oregon 97201.

         The solicitation of proxies will be made primarily by mail, but proxies may also be solicited personally or by telephone or facsimile by directors and officers of the Company without additional compensation for such services. Brokers and other persons holding shares in their names, or in the names of nominees, will be reimbursed for their reasonable expenses in forwarding soliciting materials to their principals and in obtaining authorization for the execution of proxies. All costs of solicitation of proxies will be borne by the Company.

                          OUTSTANDING VOTING SECURITIES

         The close of business on March 31, 1999, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. On the record date, the Company had outstanding 7,594,539 shares of Common Stock, $.01 par value ("Common Stock"), each share of which is entitled to one vote at the meeting. Common Stock is the only outstanding voting security of the Company.

                              ELECTION OF DIRECTORS

         The directors of the Company are elected at the annual meeting of stockholders in May to serve until the next annual meeting and until their successors are elected and qualified. The Board has set the number of positions on the Board at six. All of the nominees for election as directors are members of the present Board.

         A nominee will be elected if the nominee receives a plurality of the votes cast by the shares entitled to vote in the election, provided that a quorum is present at the meeting. Unless authority to vote for a director or directors is withheld, the accompanying proxy will be voted FOR the election of the nominees named below. If for some unforeseen reason a nominee should become unavailable for election, the number of directors constituting the Board may be reduced prior to the annual meeting or the proxy may be voted for the election of such substitute nominee as may be designated by the Board.

         Any recommendations as to nominees for election at the 2000 annual meeting should be submitted in writing by December 11, 1999, to the Secretary of the Company at its principal executive offices and should include the name, address and qualifications of each proposed nominee.

         The following table sets forth information with respect to each person nominated for election as a director, including their ages as of February 28, 1999, business experience during the past five years, and directorships in other corporations.

                                                                                        DIRECTOR
NAME                                PRINCIPAL OCCUPATION(1)                      AGE     SINCE
----                                -----------------------                      ---    --------


Robert R. Ames         Retired Vice Chairman of First Interstate Bank of         58      1993
                       Oregon, N.A.

Herbert L. Hochberg    Managing Director - Corporate Finance and Director,       68      1998
                       Ladenburg Thalmann & Co. Inc.

Anthony Meeker         Director of Key Asset Management, Inc., New York,         59      1993
                       New York, an investment management firm.

Stanley G. Renecker    Managing Director - Acquisitions of The Campbell          44      1993
                       Group, Portland, Oregon, a timberland management firm.

Nancy B. Sherertz      Private investor.                                         49      1998

William W. Sherertz    President and Chief Executive Officer of the Company.     53      1980


(1) During the past five years, the principal occupation and employment of each director has been in the capacity set forth above except as follows:

     (a) Mr. Ames currently is actively engaged in numerous real estate development ventures. From 1992 to 1995, he was the Vice Chairman of the Board of Directors of First Interstate Bank of Oregon, N.A. From 1983 to 1991, Mr. Ames served as President of the Bank.

     (b)     Mr. Meeker was Treasurer of the State of Oregon from 1987 to 1993.

     (c) Ms. Sherertz was President and a director of the Company from 1975 to March 1993.

     (d)     Mr. Sherertz also serves as Chairman of the Board of Directors.

Ms. Sherertz and Mr. Sherertz were married to each other until 1994.

DIRECTORS' MEETINGS AND STANDING COMMITTEES

         The standing committees of the Board include an audit committee and a compensation committee. During 1998, the Board held fifteen meetings, the audit committee held six meetings and the compensation committee held three meetings.

Each director attended more than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served during 1998.

         The audit committee reviews services provided by the independent accountants, makes recommendations concerning their engagement or discharge, and reviews with management and the independent accountants the results of their audit, the adequacy of internal accounting controls, and the quality of financial reporting. The members of the audit committee are Mr. Renecker, chairman, and Mr. Ames.

         The compensation committee reviews the compensation of executive officers of the Company and makes recommendations to the Board regarding salary levels and other forms of compensation to be paid to executive officers, including decisions as to grants of options and other stock-based awards. The members of the compensation committee are Mr. Meeker, chairman, Mr. Hochberg and Ms. Sherertz, who does not participate in the committee's deliberations regarding stock options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the compensation committee of the board of directors of the Company during 1998 were Jeffrey L. Beaudoin, Stephen A. Gregg, Herbert L. Hochberg, Anthony Meeker, and Nancy B. Sherertz. Ms. Sherertz was President of the Company from 1975 to March 1993.

            STOCK OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

BENEFICIAL OWNERSHIP TABLE

         The following table gives information regarding the beneficial ownership of Common Stock as of March 31, 1999, by each director and certain named executive officers and by all directors and executive officers of the Company as a group. In addition, it gives information about each person or group known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock. Information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given. Unless otherwise indicated, all shares listed as beneficially owned are held with sole voting and dispositive powers.

                                                           AMOUNT AND NATURE    PERCENT
                                                           OF BENEFICIAL         OF
NAME OF BENEFICIAL OWNER                                   OWNERSHIP (2)        CLASS
------------------------                                   -------------        -----

Heartland Advisors, Inc.(1)............................... 1,008,000            13.3%
Rentschler Family Trust (1)...............................   846,480            11.1%
Wynnefield Capital Management, LLC (1)....................   436,100             5.7%
Robert R. Ames............................................     7,500              *
Herbert L. Hochberg.......................................    51,050(3)           *
Anthony Meeker............................................     6,950              *
Michael D. Mulholland.....................................    69,843              *
Stanley G. Renecker.......................................     6,500              *
Nancy B. Sherertz(1)...................................... 1,531,750(4)         20.2%
William W. Sherertz(1).................................... 1,967,400(5)         25.4%

All directors and executive officers as a group
(10 persons).............................................. 3,699,636            46.9%


*Less than 1% of the outstanding shares of Common Stock.

(1) The addresses of persons owning beneficially more than 5% of the outstanding Common Stock are as follows: Rentschler Family Trust and Keith N. and Yolanda Rentschler, 1887 Business Center Drive, Suite 3, San Bernardino, California 92408; Heartland Advisors, Inc., 790 North Milwaukee Street, Milwaukee, Wisconsin 53202; Wynnefield Capital Management, LLC, One Penn Plaza, Suite 4720, New York, New York 10119;

         Nancy B. Sherertz, 27023 Rigby Lot Road, Easton, Maryland 21601; and William W. Sherertz, 4724 S.W. Macadam Avenue, Portland, Oregon 97201.

(2) Includes options to purchase Common Stock which are presently exercisable or will become exercisable by May 30, 1999, as follows: Mr. Ames, 6,500 shares; Mr. Hochberg, 250 shares; Mr. Meeker, 6,500 shares; Mr. Mulholland, 69,843 shares; Mr. Renecker, 6,500 shares; Ms. Sherertz, 250 shares; Mr. Sherertz, 144,943 shares; and all directors and executive officers as a group, 292,929 shares.

(3) Includes 15,800 shares owned by Mr. Hochberg's wife, as to which he disclaims beneficial ownership.

(4) Ms. Sherertz disclaims beneficial ownership of 4,700 shares held by her minor children.

(5) Includes 10,000 shares owned by Mr. Sherertz's wife and 31,300 shares held by his minor children and her minor child, as to which he shares voting and dispositive powers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 of the Securities Exchange Act of 1934 ("Section 16") requires that reports of beneficial ownership of Common Stock and changes in such ownership be filed with the Securities and Exchange Commission ("SEC") by
Section 16 "reporting persons," including directors, executive officers, and certain holders of more than 10% of the outstanding Common Stock. To the Company's knowledge, all Section 16 reporting requirements applicable to known reporting persons were complied with for transactions and stock holdings during 1998, except that the Rentschler Family Trust and Keith N. and Yolanda Rentschler filed their initial reports of beneficial ownership after the due date.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth for the years indicated the compensation awarded or paid to, or earned by, the Company's chief executive officer and the Company's other executive officers whose salary level and bonus in 1998 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE
                                                                   LONG-TERM
                                                                 COMPENSATION
                                                                    AWARDS
                                                                    ------
                                         ANNUAL COMPENSATION       SECURITIES
                                     -----------------------       UNDERLYING
NAME AND PRINCIPAL                     SALARY         BONUS          OPTIONS
POSITION                    YEAR        ($)            ($)            (#)
-----------------------   -------  ---------------   --------      --------

William W. Sherertz        1998       $144,000            --           --
President and              1997        144,000            --       68,860
Chief Executive Officer    1996        144,000            --       30,333

Michael D. Mulholland      1998        150,834       $19,212       13,024
Vice President-Finance     1997        130,000        19,591       22,926
and Secretary; Chief       1996        127,500        33,367       18,500
Financial Officer

STOCK OPTION DATA

         The following table provides information as to options to purchase Common Stock granted under the Company's 1993 Stock Incentive Plan (the "Incentive Plan") to the named executive officers during 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                   INDIVIDUAL GRANTS
------------------------- ----------------- ------------------ ----------------- ------------
                       NUMBER OF     % OF TOTAL
                       SECURITIES   OPTIONS GRANTED
                       UNDERLYING   TO EMPLOYEES
                        OPTIONS         IN             EXERCISE                   GRANT DATE
                       GRANTED(1)      FISCAL           PRICE        EXPIRATION      PRESENT
        NAME             (#)            YEAR          ($/SHARE)      DATE          VALUE($)(2)
        ----             ---            ----          ---------      ----         -----------

William W. Sherertz         --          --                  --             --             --

Michael D. Mulholland   13,024         4.8%            $11.4375      2/12/2008       $85,592


(1) Options generally become exercisable cumulatively in four equal annual installments beginning one year after the date of grant; provided that the option will become exercisable in full upon the officer's death, disability or retirement, or in the event of a change in control of the Company. A change in control is defined in the option agreements to include (i) any occurrence which would be required to be reported as such by the proxy disclosure rules of the SEC, (ii) the acquisition by a person or group (other than the Company or one of its employee benefit plans) of 30% or more of the combined voting power of its voting securities, (iii) with certain exceptions, the existing directors' ceasing to constitute a majority of the Board, (iv) certain transactions involving the merger, or sale or transfer of a majority of the assets, of the Company, or (v) approval by the stockholders of a plan of liquidation or dissolution of the Company. The options include a feature which entitles an optionee who tenders previously-acquired shares of Common Stock to pay all or part of the exercise price of the option, to be granted a replacement option (a "reload option") to purchase a number of shares equal to the number of shares tendered with an exercise price equal to the fair market value of the Common Stock on the date of grant. No stock appreciation rights ("SARs") were granted by the Company during 1998.

(2) The values shown have been calculated based on the Black-Scholes option pricing model and do not reflect the effect of restrictions on transferability or vesting. The values were calculated based on the following assumptions: (i) expectations regarding volatility of 43% were based on monthly stock price data for the Company, (ii) the risk-free rate of return (5.5%) was assumed to be the Treasury Bond rate whose maturity corresponds to the expected term (8.0 years) of the option granted; and (iii) no dividends on the Common Stock will be paid during the option term. The values which may ultimately be realized will depend on the market value of the Common Stock during the periods during which the options are exercisable, which may vary significantly from the assumptions underlying the Black-Scholes model.

         Information concerning exercises of stock options during 1998 and the value of unexercised options held by the named executive officers at December 31, 1998, is summarized in the table below.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES(1)

                          NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                         UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                        OPTIONS AT FISCAL YEAR-END         FISCAL YEAR-END(2)
                        --------------------------         ------------------
NAME                    ERCISABLE   UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
----                    ---------   -------------    -----------  -------------

William W. Sherertz      138,693     55,000           $      0      $        0

Michael D. Mulholland     57,481     46,969                  0               0

-----------------------------------------

(1) The named executive officers did not exercise any options or SARs during 1998 and did not hold any SARs at December 31, 1998.

(2) No options were "in-the-money" on December 31, 1998, because the market value of the Common Stock, based on the mean of the reported high and low sale prices on The Nasdaq Stock Market on that date, $8.5625, was below the option exercise price.

DIRECTORS' COMPENSATION

         Under the standard arrangement in effect at the end of 1998, directors (other than directors who are full-time employees of the Company, who do not receive directors' fees) are entitled to receive a fee of $500 for each Board meeting attended and each meeting of a committee of the Board attended other than a committee meeting held on the same day as a Board meeting.

         A nonqualified option for 1,000 shares of Common Stock is granted automatically to each non-employee director whose term begins on or continues after the date of each annual meeting of stockholders at an exercise price equal to the fair market value of the Common Stock on the date of the meeting. Accordingly, on May 13, 1998, each then non-employee director received an option for 1,000 shares at an exercise price of $12.50 per share.

         Payment of the exercise price of options granted to non-employee directors may be in cash or in previously-acquired shares of Common Stock. Each option includes a reload option feature to the extent that previously-acquired shares are used to pay the exercise price. Non-employee director options (other than reload options) become exercisable in four equal annual installments beginning one year after the date of grant. Reload options become exercisable six months following the date of grant. All options granted to a non-employee director will be exercisable in full upon the director's death, disability or retirement, or in the event of a change in control of the Company. The option term will expire three months following the date upon which the holder ceases to be a director other than by reason of death, disability or retirement; in the event of death or disability, the option will expire one year thereafter, while non-employee director options will expire five years after retirement.

EMPLOYMENT AGREEMENT

         In January 1999, the Company entered into an employment agreement with Michael D. Mulholland, Vice President-Finance and Secretary of the Company. The term of the agreement will expire on January 26, 2001, subject to automatic extension for an additional year annually unless either party notifies the other of an election to terminate the agreement by December 27 of the prior year, such that the effective term of the agreement will always have at least two years remaining. In the event of a change in control of the Company, the agreement will be renewed automatically for a two-year period beginning with the day immediately preceding the change in control. The employment agreement provides for an annual salary of $155,000, subject to annual review by the board of directors, together with other compensation and benefits provided for in the Company's compensation policy for executive officers adopted in 1995.

         Pursuant to the employment agreement, if Mr. Mulholland's employment is terminated by the Company following a change in control of the Company other than by reason of death or disability or for cause, or by Mr. Mulholland within 90 days following a change in duties related to a change in control of the Company, he will be entitled to receive a lump sum payment of an amount equal to two times his then-current annual base salary, subject to reduction to the extent that such amount would be subject to the excise tax imposed on benefits that constitute excess parachute payments under Section 280G of the Internal Revenue Code of 1986, as amended.

         A change in control of the Company for purposes of the employment agreement is defined as summarized in the notes to the first table under "Stock Option Data" above, except for a business combination transaction in which the Company becomes a privately-held company and William W. Sherertz continues as President and Chief Executive Officer. A change in duties includes a significant change in the nature or scope of Mr. Mulholland's position, responsibilities, authorities or duties, a significant diminution in his eligibility to participate in compensation plans or benefits, a change in the location of his employment by more than 30 miles, or a significant violation of the Company's obligations under the agreement.


                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The compensation committee (the "Committee") of the Board is composed of three outside directors who act as an independent resource to the Board in recommending executive salary levels and analyzing other proposed forms of executive compensation. The Committee, except for Ms. Sherertz, also provides disinterested administration of the Company's stock-based Incentive Plan.

         The Committee's goal is to serve the interests of the Company's stockholders by enabling the Company to attract, motivate, and retain the caliber of management expertise necessary for the successful implementation of the Company's strategic goals.

         The Company's overall approach to executive compensation is based on a philosophy that combines a goal-driven annual cash compensation package with equity incentives designed to build stock ownership among key employees. These two key principles serve to align executives effectively with stockholder interests by focusing management on financial goals necessary to enhance stockholder value, as well as long-term growth, by strongly encouraging significant ownership in the Company's stock.

         Salaries. Base salaries for the Company's executive officers are initially determined by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for management talent. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive, particularly with respect to the individual's specific contribution to the Company's success, and any increased responsibilities assumed by the executive.

         Annual Cash Incentive Bonuses. The Committee has implemented a policy to guide its compensation decisions with respect to the executive officers of the Company below the level of president. It is the Committee's belief that the stewardship provided by the executive officers is best measured by the Company's return on equity. Accordingly, recommendations for annual awards of cash incentive bonuses for 1998 were based upon a formula with reference to the Company's return on stockholders' equity for the year ended December 31, 1998 and the executive's total salary for the year.

         Long-Term Incentive Compensation. The Company strives to align executive officer financial interests with long-term stockholder value. See "Option Grants in Last Fiscal Year" above for details of an option granted to one of the named executive officers in 1998.

         Chief Executive Officer Compensation. It was the recommendation of the Company's president, William W. Sherertz, to the Committee that his salary level remain unchanged for 1998. It was Mr. Sherertz's further recommendation that his incentive compensation continue to be tied to the long-term enhancement of stockholder value and, accordingly, he declined to accept an annual cash bonus for the fifth year in a row. It was the decision of the Committee to accept Mr. Sherertz's recommendations in view of the fact that Mr. Sherertz is a significant stockholder in the Company and, to the extent his performance as chief executive officer results in an increase in the value of the Company's stock, all stockholders, including him, share the benefits.

                                                        COMPENSATION COMMITTEE
                                                        Anthony Meeker, Chair
                                                        Herbert L. Hochberg
                                                        Nancy B. Sherertz

                             STOCK PERFORMANCE GRAPH

                  The following  graph shows the cumulative  total return at the dates indicated for the period from December 31, 1993, until December 31, 1998, for the Common Stock, the Standard & Poor's 500 Stock Index (the "S&P 500"), and for a group of the Company's peers in the staffing industry. In addition, the graph has been prepared assuming (i) reinvestment of dividends and (ii) investment of $100 in each of the S&P 500 and the peer group at the close of business on December 31, 1993.

                Comparison of Five-Year Cumulative Total Returns
                     Performance Graph for Barrett Business
                                 Services, Inc.

               12/31/93   12/30/94   12/29/95    12/31/96   12/31/97  12/31/98
               --------   --------   --------    --------   --------  --------
Barrett
 Business
 Services,
 Inc.          100.00      203.6      214.5        221.8     170.9     123.6

S&P 500
 Stocks        100.0       101.4      139.5        172.0     229.6     296.2

Self-
 Determined
 Peer Group    100.0       132.3      152.2        163.7     215.3     185.3

Companies in the Self-Determined Peer Group:

     ADIA SERVICES INC        CDI CORP
     KELLY SERVICES INC       MANPOWER INC
     OLSTEN CORP              ROBERT HALF INTERNATIONAL INC
     STAFF BUILDERS INC NEW   UNIFORCE SERVICES INC

Notes:

     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

     D.   The index level for all series was set to $100.0 on 12/31/93.

               APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        The Board has selected PricewaterhouseCoopers LLP as independent accountants to examine the financial statements of the Company for the fiscal year ending December 31, 1999. Although the appointment of accountants is not required to be submitted to a vote of the stockholders, the Board has decided to ask the stockholders to approve the appointment and recommends that you vote FOR approval. If a majority of the shares of Common Stock represented at the annual meeting does not vote to approve the appointment, the Board will reconsider the appointment.

        PricewaterhouseCoopers LLP were the independent accountants for the year ended December 31, 1998. The Company expects representatives of PricewaterhouseCoopers LLP to be present at the 1999 annual stockholders' meeting and to be available to respond to appropriate questions. The accountants will have the opportunity to make a statement at the annual meeting if they desire to do so.

                                  OTHER MATTERS

        Management knows of no matters to be brought before the annual meeting other than the election of directors and ratification of the selection of accountants. However, if any other business properly comes before the meeting, the persons named in the accompanying form of proxy will vote or refrain from voting thereon in accordance with their judgment pursuant to the discretionary authority given them in the proxy.

                STOCKHOLDER PROPOSALS FOR ANNUAL MEETING IN 2000

        Stockholder proposals submitted for inclusion in the proxy materials for the annual meeting of stockholders to be held in 2000 must be received by the Company by December 11, 1999. Any such proposal should comply with the SEC's rules governing stockholder proposals submitted for inclusion in proxy materials. Proposals should be addressed to Michael D. Mulholland, Secretary, Barrett Business Services, Inc., 4724 S.W. Macadam Avenue, Portland, Oregon 97201.

        For any proposal that is not submitted for inclusion in next year's proxy materials, but instead is sought to be presented directly at the 2000 annual meeting, management will be able to vote proxies in its discretion if the
Company: (1) receives notice of the proposal before the close of business on February 24, 2000, and advises stockholders in the 2000 proxy materials about the nature of the matter and how management intends to vote on such matter; or
(2) has not received notice of the proposal by the close of business on February 24, 2000. Notices of intention to present proposals at the 2000 annual meeting should be forwarded to the address listed above.

April 9, 1999                          BARRETT BUSINESS SERVICES, INC.

PROXY

                        BARRETT BUSINESS SERVICES, INC.
                      1999 ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints William W. Sherertz and Anthony Meeker as proxies, each with power to act alone and with power of substitution, and hereby authorizes them to represent and to vote all the shares of common stock of Barrett Business Services, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, May 12, 1999, at 2:00 p.m., or any adjournments thereof:

                    (Continued and to be signed on reverse)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

             Please mark your votes as indicated in this example [X]

1.  ELECTION OF DIRECTORS:
   [ ] FOR all nominees listed below      [ ] WITHHOLD AUTHORITY to vote
       (except as marked to the               for all nominees listed below
       contrary below)

   Robert R. Ames             Anthony Meeker            Nancy B. Sherertz
   Herbert L. Hochberg      Stanley G. Renecker        William W. Sherertz

        (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

        ----------------------------------------------------------------
2. PROPOSAL TO APPROVE THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP as independent accountants for the fiscal year ending December 31, 1999.

     [ ] FOR                 [ ] AGAINST              [ ] ABSTAIN

3. In their discretion, upon any other matter which may properly come before the meeting.

           The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS
           PROXY WILL BE VOTED FOR ITEMS 1 AND 2. If any other matters properly come before the meeting, the persons named as proxies will vote in accordance with their best judgment.

           The undersigned acknowledges receipt of the 1999 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

           Please sign exactly as your name appears hereon. If the shares are jointly held, each joint owner named should sign. When signing as attorney, personal representative, administrator, or other fiduciary, please give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

           PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.


----------------------------------        Date: -------------------------, 1999
Signature(s)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

MEMORANDUM

Date:        April 9, 1999

To:          Participants  in the Barrett  Business  Services,  Inc.  Employees'
             Savings Plan

From:        Mike Mulholland

Subject: Proxy solicitation in connection with May 12, 1999 Annual Meeting of Stockholders

================================================================================

The enclosed material, which consists of:

             -- 1998 Annual Report
             -- Proxy statement
             -- Proxy card
             -- Return envelope

             is being provided to you as a participant of Barrett's 401(k) plan, which owns shares of the Company's common stock. Pursuant to the Plan Document and Trust Agreement, you are entitled to vote the shares held for your account in the Plan on the proposals outlined in the accompanying proxy statement.

             After you have considered the enclosed information, please mark your votes on the proxy card, sign the card, fold it and return it in the postage-paid envelope. Your vote will be compiled with those of other Plan participants and conveyed to the Company's stock transfer agent by the Plan's trustee, Smith Barney Trust Company.

Enclosures

cc:  Mary Ann Frantz